Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN

EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II)

WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

TERMS SCHEDULE

(Process Licensee)

This Terms Schedule includes factors to be considered by VRM Global Holdings Pty Ltd in respect to the grant of a Sub-License to the person or entity identified below. The Sub-License Agreement attached to this Terms Schedule if it commences operation will allow the Sub- Licensee to produce and to distribute the Outputs identified in Annexure A to the attached Sub- License.

Name of Entity or Person: (The Proposed Sub-Licensee)	The Sustainable Green Team Ltd, a Delaware corporation.

Operating Premises Address:	24200 County Rd 561, Astatula, FL 34705

Telephone Contact Number:	407-886-8733

Email Contact:	traynor@sgtmltd.com

Minimum Annual Input Quantity:	No minimum required

Licence Fee	See Schedule 1 to Terms Schedule This licence fee includes the price for the first annual delivery of Inputs purchased from the Sub-Licensor or its nominee.

We, The Sustainable Green Team Ltd hereby apply to be a user of VRM processes and a producer of and distributor of the Outputs described in and on the terms and conditions of the attached Sub-Licence Agreement.

Name:	Anthony Raynor
Position:	Chief Executive Officer
Date:	08/09/2022

Please execute this Terms Schedule and the attached Sub-Licence Agreement and submit a scanned copy of the entire document to: licenses@vrm.science

The attached Sub-Licence Agreement shall not commence operation and shall not be enforceable until executed by both VRM International Pty Ltd and VRM Global Holdings Pty Ltd

©2015 VRM International Pty Ltd	Page i

Schedule 1 to Term Schedule

License Fee

In consideration of the Sub-License granted pursuant to this Agreement, Sub-Licensee (herein, “SGTM”) shall pay a License Fee as follows:

A. License Fee Shares:

Contemporaneously with the execution of this Agreement, SGTM shall issue in the name of Sub- Licensor or its designee 500,000 shares of SGTM common stock (the “License Fee Shares”).

B. Cash Payments:

The parties understand and acknowledge that SGTM is currently in the process of issuing an initial public offering (the “IPO”) within the 2022 calendar year, in order to raise cash for general business operations. Conditioned upon the completion of such IPO, SGTM shall make the following payments (the “Cash Payments”): (a) within ten (10) days of the effective date of such IPO (the “IPO Date”) SGTM shall pay to Sub-Licensor the amount of US$500,000; and (b) on the first (1st) anniversary of the IPO Date, SGTM shall pay to Sub-Licensor an additional amount of US$500,000.

In either such event where the IPO does not occur or an initial installment of the Cash Payment is not made in full by February 4, 2023, then the Sub-Licensor may, in its sole discretion, terminate this Agreement. Upon such termination, (a) SGTM shall, within thirty (30) days of the date of such termination notice, make payment in full for any Inputs then utilized [at Sub- Licensor’s then-market rates] and thereupon hold the balance of any Inputs in its possession in trust for the Sub-Licensor until Sub-Licensor shall make arrangements to recover such Inputs or until an alternative agreement is made between the parties; provided that Sub-Licensor in its sole discretion may propose an alternate arrangement; (b) Sub-Licensor shall provide for the return of the License Fee Shares, and (c) this Agreement shall be terminated, and (except for the provisions that by their nature expressly survive such termination) neither party shall have any further obligation to the other hereunder; provided however, upon or prior to such termination Sub-Licensor may, in its sole discretion, negotiate a revised agreement with SGTM.

C. Inventory

Sub-licensor (or it’s nominee) is to provide Sub-licensee with the following products:

●	11,088 gallons, being 42 containers each holding 264 gallons, of the Inputs used in the manufacture of HumiSoil® having an aggregate value at the recommended retail prices appearing in Annexure K of $[572,880]. These Inputs shall be sufficient to manufacture 50,000 cubic yards of HumiSoil® in accordance with the Manuals and having a finished value at the recommended retail prices appearing in Annexure K of approximately US$[10,000,000].
●	10,032 Gallons, being 38 containers each holding 264 gallons, of others of the Products listed in Annexure K and having an aggregate value at the recommended retail prices appearing in Annexure K of approximately $[475,000]
●	2,000 Cubic Yards of HumiSoil® having a value at the recommended retail price listed in Annexure K of $[380,000]. This product is to be made available for collection by the Sub- Licensee in Colorado.
●	2,640 Gallons, being 10 containers each holding 264 Gallons, of XLR8 Bio® having a value at the recommended retail prices appearing in Annexure K of $[50,000]. This product is to be made available for collection by the Sub-Licensee in Colorado.

©2015 VRM International Pty Ltd	Page ii

RESTRICTED

SUB-LICENCE AGREEMENT

DATED THE NINTH DAY OF AUGUST 2022

BETWEEN:

VRM INTERNATIONAL PTY LTD (ACN 136 687155)

(‘the Head Licensor’)

AND:

VRM GLOBAL HOLDINGS PTY LTD (ACN 603 353 933)

(‘the Sub-Licensor’)

AND:

THE PARTY NAMED IN ITEM 1B OF ANNEXURE A TO THIS LICENCE AGREEMENT

(‘the Sub-Licensee’)

VRM GLOBAL HOLDINGS PTY LTD (ACN 603 353 993)

REGISTERED OFFICE:

22-24 Reward Crescent Bohle, QLD 4818 Australia

Contact: Ken Bellamy

Tel: +61413116622

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SUB-LICENCE AGREEMENT dated this 9th day of August 2022

PARTIES:	VRM INTERNATIONAL PTY LTD (ACN 136 687 155) of 22-24 Reward Crescent Bohle QLD, 4818 Australia (‘the Head Licensor’)

AND:	VRM GLOBAL HOLDINGS PTY LTD (ACN 603 353 933) of 22-24 Reward Crescent Bohle QLD, 4818 Australia (‘the Sub-Licensor’)

AND:	THE PARTY NAMED IN ITEM 1B OF ANNEXURE A TO THIS LICENCE AGREEMENT (‘the Sub-Licensee’)

BACKGROUND

A.	The Head Licensor:

	(i)	is a company incorporated in Australia.

	(ii)	is a wholly owned subsidiary of the Sub-Licensor (a company incorporated in Australia).

B.	The Sub-Licensor is a licensee of the Head Licensor in respect to use of the Rights.

DEFINITIONS

Applications Manual	means the manual attached hereto as Annexure E.

Authority	means any applicable government, council, local authority or other statutory authority or department.

Breach Notice	means a notice given under clause 19.

Consequential Loss	means any of the following:

(a) loss of revenue;

(b) loss of profits;

(c) loss of opportunity to make profits;

©2015 VRM International Pty Ltd	Page iv

	(d)	loss of business;

	(e)	loss of business opportunity;

	(f)	loss of use or amenity, or loss of anticipated savings;

	(g)	special, exemplary or punitive damages; and

	(h)	any loss which does not directly and naturally flow in the normal course of events from the occurrence of the event giving rise to the liability for such loss, whether or not such loss was in the contemplation of the parties at the time of entry into this Licence Agreement, including without limitation any of the above types of loss arising from an interruption to a business or activity.

Controller	means a liquidator, administrator, receiver, receiver and manager, mortgagee in possession or other external controller appointed by virtue of the laws of insolvency or appointed by a creditor, by the Sub-Licensee or by the holder of security over the assets of the Sub-Licensee.

Date hereof	means the date appearing at the top of page 1 hereof.

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Exceptional Circumstance	means a circumstance beyond the reasonable control of the parties which results in a party being unable to observe or perform on time an obligation under this Licence Agreement, provided such event is not due to such party’s sole negligence. Such circumstances include:

	(a)	adverse changes in government regulations;

	(b)	any disaster or act of God, epidemic or pandemic, lightning strikes, atmospheric disturbances, earthquakes, floods, storms, explosions, fires and any natural disaster;

	(c)	acts of war, acts of public enemies, terrorism, riots, civil commotion, malicious damage, sabotage and revolution, cyber-attacks, viruses or malware, data loss as a result of the actions of a third party;

	(d)	strikes or industrial disputes;

	(e)	materials or labour shortage; and

	(f)	acts or omissions of any third party network providers (such as.internet, telephony or power provider),

but does not include lack of finances.

Head Licence	means the licence agreement between the Head Licensor and Sub-Licensor dated 3 March 2017.

Head Licensor	means VRM International Pty Ltd (ACN 136 687 155).

Inputs	means the products identified in Item 4(a) of Annexure A.

Intellectual Property	means collectively all of the intellectual property (including without limitation the rights attaching to marks, patent rights, copyright and design rights) being the property of the Licensor and attaching to the Patents, Marks, Recipes, Materials, Media and Manuals (and the processes therein) as referred to in clause 1 hereof, and includes this Licence Agreement.

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Law	means any statute, rule, regulation, proclamation, order in council, ordinance, local law or by-law, whether:

	(a)	present or future; or

	(b}	State, federal or otherwise.

Liability	means any liability, debt or obligation, whether actual, contingent or prospective, present or future, qualified or unqualified or incurred jointly or severally with any other person.

Licence Agreement	means this Sub-License Agreement.

Licence Fee	Means the Licence Fee referred to in Item 6 of Annexure A.

Loss	means any loss (including without limitation Consequential Loss), claims, actions, liabilities, damages, expenses, diminution in value or deficiency of any kind whether direct, indirect, consequential or otherwise.

Manuals	means the Process Manual and the Applications Manual.

Marks	means the marks, names, brands, logos, barcodes and devices set out in Annexure C hereto.

Master Licensee	Means the entity appointed by the Head Licensor from time to time to administer the terms of this agreement in the Territory.

Materials	means the labels, brochures, pamphlets, technical reports, case studies and other documents written, auditory or digital for use in promotion of the Products and being the items set out in or referred to in Annexure H.

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Media	means all of the domain names, websites and other digital media set out in Annexure I hereto.

Outputs	means the products identified in Item 5 of Annexure A.

Patents	means the registered patents set out in the Patent Schedule.

Process Manual	means the manual attached hereto as Annexure F.

Products	means collectively the Inputs and the Outputs.

Recipes	means the recipes and processes described in the documents attached as Annexure D.

Rights	means the rights and entitlements set out in Annexure B.

Sub-Licensee	means the person referred to in Item 1B of Annexure A.

Sub-Licensor	means the person referred to in Item 1A of Annexure A.

Tax	means any Goods and Services Tax, Value Added Tax, Stamp Duty and other taxes, duties or imposts imposed by an Authority on a vendor, seller, purchaser or buyer in respect to the supply, provision, sale, distribution or purchase of goods or services or like transactions.

Termination Notice	means a notice given in accordance with clauses 19 or 20.

Terms Schedule	means the Terms Schedule attached to the Licence Agreement and signed on behalf of the Sub-Licensee.

Territory	means the Territory referred to in Item 8 of Annexure A.

VRM Entity	means any or all of VRM Global Holdings Pty Ltd, VRM International Pty Ltd, VRM Biologik Pty Ltd, VRM Biologik Inc.

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INTERPRETATION

In this Licence Agreement, unless the subject or context otherwise requires:

(a)	a reference to ‘dollar’ or’$’ is a reference to the currency of Australia where the address of the Sub-Licensee as set out in item 2 of Annexure A is located within Australia and to the currency of the United States of America where the address of the Sub-Licensee as set out in item 2 of Annexure A is located outside Australia.

(b)	words importing the singular include the plural and vice versa;

(c)	words importing natural persons include corporations, firms, unincorporated associations, partnerships, trusts and any other entities recognized by law and vice versa;

(d)	if a word or phrase is defined, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)	reference to this Licence Agreement is also a reference to all of its annexures;

(f)	reference to clauses and annexures are references to clauses and annexures of this Licence Agreement;

(g)	a reference to a time of day is a reference to that time of day in Queensland, Australia;

(h)	a reference to a market is a reference to any legal market for the sale of goods and services in any jurisdiction whether online or otherwise;

(i)	references to any statutory enactment or law must be construed as reference to that enactment or law as amended or modified or re-enacted from time to time and to the corresponding provisions of any similar enactment or law of any other relevant jurisdiction;

j)	a construction that would promote the purpose or object underlying this Licence Agreement is to be preferred to a construction that would not promote that purpose or object;

(k)	headings are for the purpose of convenient reference only and do not form part of this Licence Agreement or affect its construction or interpretation; and

(I)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Licence Agreement or any part of it.

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OPERATIVE PART

Intellectual Property and Rights

1.	The Head Licensor warrants that, and the Sub-Licensor and Sub-Licensee acknowledge that the Head Licensor:

	(a)	has the ability and capacity to permit the Sub-Licensor to exercise the Rights;

	(b)	is the owner of the Patents;

	(c)	is the owner of the Marks;

	(d)	is the owner of the Media;

	(e)	is the owner of the Recipes; and

	(f)	is the owner of the Manuals set out in Annexures E and F and of the processes described therein.

2.	(a)	This Licence Agreement and its operation do not vest in the Sub-Licensee any interest of any nature in any of the Intellectual Property;

	(b)	The Head Licensor hereby indemnifies the Sub-Licensee in respect to any Loss sustained or claim arising as a result of a breach of the Head Licensor’s warranty as to its ability and capacity to deal with the Intellectual Property;

	(c)	By the Head Licence the Head Licensor has given permission to the Sub- Licensor to enter into this Licence Agreement with the Sub-Licensee.

3.	(a)	In consideration of and subject at all times to the continued fulfillment and proper performance by the Sub-Licensee of its obligations as set out in this Licence Agreement, the Head Licensor and the Sub-Licensor permit the Sub-Licensee to exercise the Rights in the Territory for the period commencing on the Date hereof and ending on the date specified at Item 3 of Annexure A.

	(b)	The Sub-Licensee shall only exercise the Rights for a purpose that is in accordance with this Licence Agreement.

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4.	The permission given by the Head Licensor and Sub-Licensor to the Sub-Licensee to exercise the Rights and any other entitlements of the Sub-Licensee arising pursuant to this Licence Agreement does not restrict or limit in any manner whatsoever the ability and capacity of the Sub-Licensor, or of the Head Licensor, or of any VRM Entity to:

	(a)	also use and exercise the Rights for their own purposes and to sell the Products in any market, territory or jurisdiction; or

	(b)	permit another person to exercise the Rights and to sell the Products in any market, territory or jurisdiction.

5.	(a)	The Rights to manufacture of any of the Outputs (being those rights identified in item (v), (vi), (vii) and (viii) in Annexure B) may only be exercised by the Sub- Licensee at the premises, or upon the land specified at Item 2 of Annexure A. Sub-Licensor shall provide Sub-Licensee with reasonable assistance as necessary to implement Sub-Licensee’s contract manufacturing arrangements, including associated process training and assistance with quality assurance.

	(b)	The Sub-Licensee may apply to both the Sub-Licensor and the Head Licensor for written permission to exercise the Rights at another place or location;

	(c)	The Sub-Licensee may promote, advertise and sell the Outputs in the Territory only, and shall be otherwise permitted to exercise those rights with regard to the Territory as described section 8 of Annexure A.

	(d)	By exercising any of the Rights, the Sub-Licensee agrees to the implementation of quality control and inspection protocols implemented from time to time by the Sub-Licensor including but not limited to:

(I)	Physical inspection of the premises or the land specified at Item 2 of Annexure A by the Master Licensee (if one is appointed), the Sub- Licensor or its nominee at any time provided that notification of any such inspection shall be given by the Sub-Licensor or its nominee to the Sub- Licensee no less than 48 hours prior to any such inspection, to ensure the Sub-Licensee’s compliance with the Manuals, and the Sub-Licensee shall take all steps necessary to facilitate any access required by the Head Licensor and Sub-Licensor in this respect. If the Head Licensor or Sub- Licensor reasonably considers the Sub-Licensee has failed to comply with the Manuals then:

(A)	the Head Licensor, Sub-Licensor or Master Licensee (as applicable) must provide the Sub-Licensee with a written notice, detailing the particulars of the Sub-Licensee’s non-compliance with the Manuals and requiring the Sub-Licensee to remedy the breach; and — -

(B)	the Sub-Licensee must rectify the alleged non-compliance within thirty (30) days of receiving the notification under clause 5(d)(l)(A).

(II)	Supply by the Sub-Licensee to the Master Licensee, Sub-Licensor or its nominee, upon request in writing by digital or manual means and within 7 days of the date of such request, of a detailed production list and product inventory for all of the Outputs manufactured by the Sub-Licensee which includes production batch identification numbers, volume produced, date of production and descriptive information which identifies the source of all input materials used in the production process.

(III)	Supply by the Sub-Licensee to the Master Licensee, Sub-Licensor or its nominee, upon request in writing by digital or manual means and within 7 days of the date of such request, of samples of no less than 1 Litre volume of any batch of any of the Outputs manufactured by the Sub- Licensee provided that:

(i)	Dispatch of samples so requested by a recognised carrier shall constitute supply in accordance with this clause.

(ii)	Shipping costs for the supply of any such samples shall be shared equally by the Sub-Licensor and the Sub-Licensee.

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(iii)	The Sub-Licensor or its nominee shall provide, in the request for samples, an address to which the samples shall be sent.

(IV)	Immediate implementation of the provisions of clause 19 by the Sub- Licensor should the Sub-Licensee fail to comply with any part of this clause 5.

6.	The Head Licensor may at its sole discretion, and at any time remove, delete, replace, substitute or amend any of the Marks, Materials, Recipes, Media and Manuals by written notice to the Sub-Licensee. Following removal, deletion, replacement, substitution or amendment of a Mark, Materials, Manual or Recipe by the Head Licensor, the Sub- Licensee:

	(a)	shall only use the Marks, Materials, Media, Manuals or Recipes as substituted or amended;

	(b)	shall immediately cease using any Mark, Material, Media, Recipe or Manual, or part thereof, that has been removed, replaced or deleted; and

	(c)	acknowledges that all the Marks, Materials, Manuals, Media or Recipes as removed, deleted, replaced, substituted or amended shall form part of or continue to form part of the Intellectual Property.

7.	(a)	The Sub-Licensee shall not amend or alter any of the Inputs, Outputs, Products, Marks, Materials, Media, Recipes, or any of the processes as described in any of the Manuals except as permitted by this Licence Agreement.

	(b)	It is agreed by the Sub-Licensee that any amendment or alteration of a Mark, the Materials, Media, Recipe, or process in a Manual in breach of clause ?(a):

		(I)	shall in any event be the property of the Head Licensor; and

		(II)	shall form part of the Intellectual Property.

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Sales, Marketing and Production

8.	The Sub-Licensee may promote, advertise and sell the Outputs in the Territory provided that:

	(a)	The Sub-Licensee has fully complied with the provisions of Clause 5;

	(b)	The Sub-Licensor shall have the option to purchase, subject to availability as determined by the Sub-Licensee, up to 100 % of the volume of each batch of the Outputs produced by the Sub-Licensee at the Buy-Back Price listed in item 4 (d) of Annexure A . If the Sub-Licensor exercises its option under this clause 8(b):

		(I)	the Sub-Licensee must sell the Outputs to the Sub-Licensor for the Buy- Back Price listed in item 4 (d) of Annexure A; and

		(II)	make the Outputs available for collection at the Sub-Licensee’s premises or the land specified at Item 2 of Annexure A.

Sub-Licensor shall assign to Sub-Licensee any right Sub-Licensee may have within the Territory with respect to the repurchase of Outputs produced by other manufacturers. In addition, Sub-Licensor may from time to time provide Sub- Licensee with an option (exercisable upon written notice provided with 10 days of written notice of such option) to take up similar rights over Outputs from licensed processors in areas inside the USA and outside of the Territory.

	(c)	In promoting and advertising the Outputs the Sub-Licensee shall use the Materials and may use the Media;

	(d)	The Sub-Licensee shall not promote, advertise or sell the Inputs in any circumstance, without the written permission of the Sub-Licensor; provided however, Sub-Licensee may [subject to Section 9(a) below] create media content concerning the Outputs and distribute such media content outside of the Territory without violating this Agreement;

	(e)	The Sub-Licensee shall not in any market, territory or jurisdiction:

(I)	affix any Mark to a product or other item that is not an Output; or

(II)	utilise any of the Material or Media to promote and advertise any product or other item that is not an Output;

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9.	(a) The Sub-Licensee shall be responsible for the planning of, content of, and cost of all promotions and advertising used for the purpose of selling the Outputs and shall submit all associated content, media or material to Sub-Licensor for its approval, which approval shall not be unreasonably withheld. ;

(b) The Master Licensee, Sub-Licensor and the Head Licensor shall not be liable for the cost of any promotional or advertising activities conducted by the Sub-Licensee in promoting the sale of the Outputs:

(c) The Sub-Licensee hereby indemnifies the Head Licensor, the Sub-Licensor and each VRM Entity for any and all Loss incurred by any of them and in respect to any claim (including the costs arising therefrom) brought against the Head Licensor, the Sub- Licensor or any VRM Entity because of any promotion or advertising conducted by the Sub-Licensee except when such promotion or advertising was expressly approved by the Sub-Licensor;

(d) The Sub-Licensee hereby indemnifies the Head Licensor, the Sub-Licensor, and each VRM Entity for any and all Loss incurred by any of them and in respect to any claim (including the costs arising therefrom) brought against the Head Licensor, the Sub- Licensor or any VRM Entity arising directly or indirectly from:

	(I)	any breach by the Sub-Licensee of this Licence Agreement;

	(II)	any injury to person or property arising from misuse or misapplication by the Sub-Licensee (or its agent) of any Recipe or process in a Manual or arising from sale by the Sub-Licensee of defective Outputs;

	(111)	the negligent or acts or omissions of the Sub-Licensee or its personnel;

	(IV)	the Sub-Licensee’s alleged infringement of a third party’s intellectual property rights; and

	(V)	breach of applicable Law from time to time; and

(e) The Sub-Licensee agrees that the Head Licensor has the right, capacity and standing to enforce the indemnities in this clause 9 on behalf of each VRM Entity.

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10.	(a)	The Recipes are the only recipes and the Manuals contain the only processes that can be used by the Sub-Licensee in production of the Outputs. Sub-Licensor shall provide reasonable assistance to Sub-Licensee with respect to the proper use of the Recipes and the Products generally, and will also provide training assistance in proper use of the Products to Sub-Licensee’s distribution partners. All training with respect to Sub-Licensee’s distribution partner shall occur within ninety (90) days of the date each such partner enters into a distribution agreement. The parties may from time to time agree to conduct training seminars and similar events, which arrangement shall be memorialized in a separate, written agreement duly signed by both parties.

The Sub-Licensee is not permitted to apply the Marks to any Output not produced in accordance with a Recipe and/or a process in a Manual.

(a)	(i)	The Head Licensor and the Sub-Licensor (and their appointed agents including the Master Licensee) shall, upon request and approval of the Sub-Licensee, monitor the use and exercise by the Sub-Licensee of the Rights and non-financial records of the Sub-Licensee related to the use and exercise of the Rights;

	(II)	The Sub-Licensee undertakes and promises to fully co-operate with the Head Licensor and the Sub-Licensor (and their agents including the Master Licensee) in respect to any inspection or monitoring referred to in clause 10(c)(i) above;

	(Ill)	The Sub-Licensee hereby, upon request, gives permission to the Head Licensor and the Sub-Licensor and the Master Licensee to enter any of the Sub-Licensee’s premises, including upon request the premises and/or land specified at Item 2 of Annexure A for the purposes set out in clause 10(c)(i) above.

11.	(a)	The use of the Marks and the Materials by the Sub-Licensee shall be in the manner prescribed in Annexure C and Annexure H respectively or otherwise in writing from time to time by the Head Licensor.

	(a)	The Sub-Licensee may apply to the Head Licensor to amend Annexure C or H in respect to the inclusion of further marks or materials or in respect to the permitted use of a Marks or Materials.

	(b)	Any Mark included in Annexure C or Materials included in Annexure H following an application by the Sub-Licensee shall form part of the Intellectual Property.

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Licence Fees, Input Prices and Tax

12.	(a)	Upon the Date hereof the Sub-Licensee shall pay to the Master Licensee (if one is appointed) or to the Sub-Licensor (or its nominee) the Licence Fee set out at Item 6 of Annexure A.

13.	(a)	The Sub-Licensee must purchase from the Master Licensee (if one is appointed) or from the Sub-Licensor (or its nominee) during each year commencing from the Date hereof, not less than the quantity of Inputs set out in Item 4(b) at the price set out in Item 4(c) of Annexure A.

	(b)	Any increase in the prices of the Inputs to be purchased by the Sub-Licensee during the currency of this Licence Agreement shall not exceed the increase in the Australian Consumer Price Index from the Date hereof and shall be notified in writing to the Sub-Licensee.

	(c)	Any increase in the prices of the Outputs to be purchased by the Sub-Licensor (or its nominee) during the term of this License Agreement shall be notified in writing to the Sub-Licensor 15 days prior to that increase. The increases will be solely based on the discretion of the Sub-Licensee and shall not exceed the increase in the US Consumer Price Index from the Date hereof unless otherwise agreed upon with Sub-Licensor.

	(d)	The Sub-Licensee shall be solely responsible for any and all Tax applicable to this Licence Agreement and payable in respect to any transaction arising or contemplated by this Licence Agreement.

Confidentiality

14.	During the term of this Agreement, the Sub-Licensee may have access to confidential information relating to such matters as Sub-Licensor’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to the Sub- Licensor which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to Sub-Licensor, including, without limitation, any non- public information concerning the Inputs, Outputs, Products and Manuals, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, business processes, and all provisions of this Agreement. Sub-Licensee will protect Sub-Licensor’s Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use such Confidential Information other than in connection with its obligations hereunder.

15.	All elements of the Intellectual Property as well as all Confidential Information shall be kept strictly confidential by the Sub-Licensee. This obligation of confidentiality does not apply to information,

(a)	which is publicly known;

(b)	which the Sub-Licensee can prove was in its possession at the Date hereof;

(c)	which is developed independently by the other party without reliance on any of the confidential information; or

(d)	which the Sub-Licensee has received from a person who was not subject to an obligation of confidentiality.

16.	The Sub-Licensee must:

(a)	impose the obligations of confidentiality set out in clauses 14 and 15 on all of its employees, agents, affiliates and distributors;

(b)	except as contemplated by this Licence Agreement or expressly agreed by the Master Licensee, Head Licensor or Sub-Licensor (as applicable) in writing to the contrary, the Sub-Licensee must not reverse engineer, decompile, disassemble, analyse, derive or otherwise attempt to learn, by inspection or otherwise any underlying composition, combination, method, process or ingredients of any of the Confidential Information;

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(c)	ensure that all Confidential Information in the custody of the Sub-Licensor is protected at all times from unauthorised access or use by a third party, and from misuse, damage or destruction by any person; and

(d)	on demand, return to the Master Licensee, Head Licensor or the Sub-Licensor (as applicable) any Confidential Information supplied by the other party in connection with this Licence Agreement.

Termination

17.	This Licence Agreement terminates at midnight on the date specified at Item 3 of Annexure A, unless it is terminated at an earlier date:

	(a)	by written agreement between the parties; or

	(b)	by the operation of clauses 19, 20, 22 or 23.

18.	(a)	If at any time the Sub-Licensee is in breach of any of the terms or conditions of this License Agreement, the Sub-Licensor may give a Breach Notice to the Sub- Licensee specifying the nature of the breach and requiring the Sub-Licensee to remedy the breach.

(b) If at any time the Sub-Licensor is in breach of any of the terms or conditions of this License Agreement, the Sub-Licensee may give a Breach Notice to the Sub-Licensor specifying the nature of the breach and requiring the Sub-Licensor to remedy the breach.

(c) If after thirty (30) days from the giving of a Breach Notice the Sub-Licensee or Sub- Licensor has not remedied the breach, the Sub-Licensor or Sub-Licensee may immediately terminate this Licence Agreement by way of a Termination Notice effective upon receipt by the Sub-Licensee or the Sub-Licensor.

19.	Notwithstanding clause 19, it is agreed that:

(a)	**a breach by the Sub-Licensee of the obligations in clauses 7 or 23 is a breach incapable of remedy by the Sub-Licensee. Upon a breach of clauses 7 or 23 by the Sub-Licensee, the Sub-Licensor may immediately terminate this Licence Agreement by way of Termination Notice effective upon receipt by the Sub- Licensee; and

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(b)	the appointment of a Controller to all or any part of the assets and undertaking of the Sub-Licensee, entitles the Sub-Licensor to immediately terminate this Licence Agreement by way of Termination Notice effective upon receipt by the Sub Licensee or the Controller.

20.	Upon termination of this Licence Agreement for any reason whatsoever:

(a)	the Sub-Licensee shall immediately cease to use and exercise any of the Rights and shall deliver to the Sub-Licensor (or its nominee) all copies of the Annexures, the Materials, the Recipes, the Manuals and all documents bearing any of the Marks, provided Sub-Licensee may sell all Outputs it has produced prior to the date of such termination in the ordinary course of its business; and

(b)	the Sub-Licensee shall remain:

(I)	bound to comply with the requirements of clauses 15, 16 and 17; and

(II)	subject to the indemnities in clause 9.

21.	If the Head Licence is terminated prior to the expiration of this Licence Agreement then at the option of the Head Licensor:

(a)	this Licence Agreement may be terminated by notice in writing from the Sub- Licensee to the Head Licensor immediately effective upon receipt by the Head Licensor; or

(b)	if the Sub-Licensee does not terminate this Licence Agreement pursuant to sub- clause 22(a) then this Licence Agreement shall continue until its expiration in accordance with clause 3(a), on the following basis:

(I)	this Licence Agreement shall forthwith be construed as a licence agreement between Head Licensor and Sub-Licensee;

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(II)	the Head Licensor shall be subrogated to all of the rights and entitlements of the Sub-Licensor and shall be entitled to enforce this Licence Agreement as if it is the Sub-Licensor; and

(III)	all warranties, covenants and undertakings given by the Sub-Licensee to the Sub-Licensor shall be for the benefit of and enforceable by the Head Licensor.

Assignment and Sub-Licences

22.	(a)	The Sub-Licensee shall not transfer or assign or attempt to transfer or assign any of the Rights or the benefit of this Licence Agreement to any person without the prior written approval of both the Head Licensor and the Sub-Licensor. Any such transfer or assignment without such written approval is void.

Legal Relationship

23.	This Licence Agreement does not constitute a partnership between the parties. The Sub-Licensee is not an employee of the Head Licensor or the Sub-Licensor or the Master Licensee.

24.	Each party may not act in the name of or to the account of the other party, save as expressly permitted by this Licence Agreement.

25.	Schedules and Annexures

This Licence Agreement includes the following Schedules and Annexures: Terms Schedule

Patent Schedule

Annexure A - the Items Schedule

Annexure B - the Rights

Annexure C - the Marks

Annexure D - the Recipes

Annexure E - the Applications Manual

Annexure F - the Process Manual

Annexure G - the Inputs

Annexure H - the Materials

Annexure I - the Media

Annexure J - the Outputs

Annexure K - the Prices

These Schedules and Annexures are an integral part of this Licence Agreement.

26.	Entirety, Variation

(a)	Save as provided in this clause 27, this Licence Agreement constitutes the entire agreement between the parties in respect to its subject matter. Any agreement, representation, statement of will or knowledge or any other circumstance of legal relevance made or having occurred before or at the Date hereof loses any and all effect upon the signing of this Licence Agreement by its parties; and

(b)	Any variation to this Licence Agreement shall be without effect and unenforceable by any party unless rendered into writing and duly executed by the parties hereto.

27.	Waiver

No act or omission by a party may be deemed to be a waiver of any entitlement, obligation or liability arising under the Licence Agreement unless such waiver is acknowledged in writing by the parties hereto.

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28.	Notices

(a)	Any communication to be given under this Licence Agreement or which is to be made according to the law may be made by email to the email addresses of the parties set out in Item 7 of Annexure A and shall be deemed to be served by 8.00pm on the day it is sent to the address of the other party as stated in Annexure A:

(b)	Any change of email address shall be communicated to the other party in writing in accordance with clause 29(a).

29.	Severability

If any provision of this Licence Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

Governing Law and Dispute resolution

30.	The parties undertake to use every effort to amicably settle all disputes arising out of or in connection with this Licence Agreement and may by agreement engage in formal mediation for that purpose.

31.	Any legal proceeding between the parties in respect to the subject matter of this Licence Agreement, its performance and/or its terms and conditions must be commenced in a court or tribunal of competent jurisdiction situated in the State of Florida in the United States of America.

Prior Agreements

32.	The Sub-Licensor and the Sub-Licensee agree that upon the execution of this Licence Agreement, any and all prior agreements between them in respect to the Rights and/or the Intellectual Property shall be thereby immediately terminated.

Liability

33.	To the full extent permitted by Law:

(a)	neither party will be Liable for Consequential Loss in connection with this Licence Agreement; and

(b)	any term which would otherwise be implied into this Licence Agreement is excluded.

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34.	Unless otherwise specified, neither party is liable to third parties regarding, or arising out of or in connection with, this Licence Agreement.

35.	In the event any Law implies or imposes terms into this Licence Agreement which cannot be lawfully excluded, such terms will apply, save that the liability of each of the Head Licensor and Sub-Licensor for breach of any such term will be limited in accordance with clause 36.

36.	If the Head Licensor or Sub-Licensor is found Liable in connection with this Licence Agreement (whether in contract, tort, or statute):

(a)	that party’s Liability shall be limited (at the option of the other party) to any one or more of the following:

(I)	re-supplying the goods or services to which the Liability relates or the supply of equivalent goods or services; or

(II)	reimbursing the other party for paying someone else to supply the goods or services which the Liability relates; and

(b)	irrespective of anything else in this Licence Agreement, that party’s cumulative Liability in the aggregate (to the fullest extent permitted by Law) shall in no event exceed the Licence Fee.

Insurance

37.	The Sub-Licensee must effect and maintain (or be insured under) all of the following insurances:

(a)	public and products liability insurance to the value of at least $5 million, for the duration of this Licence Agreement, covering the Sub-Licensee for its liabilities to third parties for bodily injury and/or illness (including death at any time resulting therefrom) and loss of or damage to tangible property, caused by, arising out of, or in connection with the negligent performance of any obligation or the exercise of any right under this Licence Agreement, including in respect of the manufacture, processing, alteration, repair, installation, supply, distribution or sale of any product by the Sub-Licensee; and

(b)	workers’ compensation insurance or registrations as required by law.

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Force Majeure

38.	If a party (Affected Party):

(a)	is prevented from, or delayed in, performance an obligation (other than an obligation of the Sub-Licensee to pay money) by an event of Exceptional Circumstance; and

(b)	the Affected Party as soon as possible after the event of Exceptional Circumstance notifies the other party providing particulars of:

(A)	the event of Exceptional Circumstance;

(8)	the anticipated period of delay; and

(C)	the action (if any action is reasonably possible) the Affected Party intends to take to mitigate the effect of the delay,

then those obligations of the Affected Party are suspended for the duration of the event of Exceptional Circumstance.

39.	The party which is not the Affected Party must use all reasonable endeavors to remove or mitigate its Loss arising from, and the effects of, the event of Exceptional Circumstance.

40.	The parties agree that to the extent applicable, this Licence Agreement is varied to the extent necessary, but only to the extent necessary to comply with any mandatory requirements of ‘The Franchising Code of Conduct’ as established by the Competition and Consumer (Industry Codes - Franchising) Regulations 2014.

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PATENT SCHEDULE

to the Licence Agreement between VRM International Pty Ltd (ACN 136 687 155) and the parties named in Item 1A and 1B of Annexure A

Australian Standard Patent No. 763836 (1999045916) being a ‘Method of Treating Waste Water’.

Australian Standard Patent No. 767439 (2001054149) being a ‘Method of Treating Waste Water’.

Australian Standard Patent No. 2012283757 (PCT/AU2012/000835) being for a ‘Waste and Organic Matter Conversion Process’.

Australian Standard Patent No. 2014250680 (PCT2013904135) being for an ‘Energy and Retention and Water Manufacture Process for the Conversion of Organic Matters which fosters Carbon Sequestration’.

Those Patents which the Head Licensor may in its absolute discretion add to this Patent Schedule from time to time in a signed writing referencing this Patent Schedule.

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ANNEXURE A:

to the Licence Agreement between VRM International Pty Ltd (ACN 136 687 155) and the parties named in

Items 1A and 1B

Item 1A:	VRM Global Holdings Pty Ltd (ACN 603 353 933) of 22-24 Reward Crescent Bohle 4818, Australia	(‘the Sub-Licensor’)

Item 1B:	The Sustainable Green Team, Ltd.	(‘the Sub-Licensee’)

Item 2:	The land and/or premises identified as the operating premises in the Terms Schedule

Item 3:	The day five (5) years after the Date hereof with the option to Renew for an additional five (5) year period	(expiry of this Licence Agreement)

Item 4:	(a) The VRM Biologik Products identified in Annexure ‘G’	(‘the Inputs’)

	(b) the Minimum Annual Input Quantity in the Terms Schedule	(‘the quantity of Inputs’)

	(c) The prices appearing in Annexure ‘K’ or published from time to time by the Sub-Licensor	(‘the price of Inputs’ plus Tax (if any))

	(d) 20% of the recommended retail price of the Outputs listed in Annexure ‘K’ or the Buy-Back price agreed between the parties	(‘the Buy-Back Price’)

Item 5:	The products identified in Annexure ‘J’	(‘the Outputs’)

Item 6:	The Licence Fee set out in the Terms Schedule	(‘the Licence Fee’ plus Tax (if any))

Item 7:	The email address in the Terms Schedule	(‘Sub-Licensee’s email address’)

	Licenses@vrm.science	(‘Sub-Licensor’s email address’)

	Licenses@vrm.science	(‘Head Licensor’s email address’)

Item 8:	The State of Florida (USA) and the islands located within the Caribbean Ocean.	(‘the Territory’)

Provided, however, it is agreed that (a) Sub-Licensee shall be the exclusive manufacturer of Outputs located within in the State of Florida; (b) Sub-licensee shall have the right to market and distribute the Outputs throughout the United States of American, and (c) Sub-licensee shall (during the term of this Agreement, and subject to Sub-Licensee’s compliance with the terms of this Agreement) have the exclusive right to market and distribute Outputs in Smaller Packaging (hereinafter defined) throughout the United States of America. As used herein, the term “Smaller Packaging” shall mean packages of Outputs in a size of less than one (1) cubic yard.

For purposes of clarity, the term “Territory” as used in this Agreement shall mean and refer to the State of Florida (USA) and the islands located within the Caribbean Ocean, and such other areas within the United States of America for which Sub-Licensee shall have distribution rights pursuant to the immediately preceding paragraph.

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ANNEXURE B - THE RIGHTS

to the Licence Agreement between VRM International Pty Ltd (ACN 136 687 155) and the parties named in Items 1A and 1B of Annexure A to the Licence Agreement

The rights and entitlements of the Sub-Licensee as granted pursuant to this Licence Agreement (‘the Rights’) are as follows:

(i)	The right to use the Marks set out on Annexure C to this Licence Agreement in the manner prescribed in Annexure C;

(ii)	The right to use the Materials set out or described in Annexure H in this Licence Agreement;

(iii)	The right to use the Media in promoting the sale of the Outputs;

(iv)	The right to purchase certain products (‘Inputs’) at a price and in the quantities identified in Item 4 of Annexure A;

(v)	The right to produce certain products (‘Outputs’) as identified in Item 5 of Annexure A;

(vi)	The right to apply certain products (‘Inputs’) as listed in Item 4(a) of Annexure A on the land specified in Item 2 of Annexure A or in a specified or defined process;

(vii)	The right to use the Recipes set out in Annexure D for the sole purpose of manufacturing the Outputs and Equipment (if included); and

(viii)	The right to use and implement the processes described in the Manuals attached hereto as Annexures E and F for the sole purpose of producing the Outputs;

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ANNEXURE C —THE MARKS

Groundswell® Registration No. 1472809 Australia

Humisoil® Registration No. 1450402 Australia

HumiSoil® Registration No. 5935221 United States of America

Bio-Regen® Registration No.1433587 Australia

Xlr8® Registration No. 1305741 Australia

ANNEXURE D -THE RECIPES

Those Recipes included in the Process Manual provided with this Sub-License or delivered by the Sub-Licensor to the Sub-License from time to time

ANNEXURE E-THE APPLICATIONS MANUAL

The Applications Manual provided with this Sub-License or delivered by the Sub-Licensor to the Sub-Licensee from time to time

ANNEXURE F - THE PROCESS MANUAL

The Process Manual provided with this Sub-License or delivered by the Sub-Licensor to the Sub-Licensee from time to time

ANNEXURE G - THE INPUTS

Those products appearing in the Process Manual as inputs to the processes and appearing on the Price List appearing in Annexure K or delivered by the Sub-Licensor to the Sub-Licensee from time to time

ANNEXURE H - THE MATERIALS

Those Materials delivered by the Sub-Licensor or its nominee to the Sub-Licensee from time to time together with any Material agreed in writing between the Sub-Licensor and the Sub- Licensee for use in relation to the Outputs

ANNEXURE I - THE MEDIA

Not applicable - No Media is included in this Sub-License

ANNEXURE J - THE OUTPUTS

HumiSoil® - being the Output product arising from implementation of the Groundswell® Process in accordance with the Process Manual

XLR8® Bio - being the Output product arising from implementation of the Bio-Regen® Process in accordance with the Process Manual

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ANNEXURE K - THE PRICES

Licensed Distributor Price Li

Effective Date: 1March 2021

© VRM International Pty Ltd 2021 All rights strictly reserved.

This document Is the exclusive property of \/’RM International Pty Ltd and is supplied strictly in accordance with and subject to and the party or parties whose name appear above. It may not be used, copied, passed on or in any way distributed without permission from VRM International Pty Ltd. If you have received this document without first receiving permission in writing to hove or use it you must immediately notify the sender that you are not authorized to receive it.

Prices are Per Litre delivered in 1000 Litre lots ex-works unless

Industrial & Commercial Products (Prices Per Litre)	Distributor	Licensed Retailer
Bio-Seed	[***]	[***]
Bio-Starter	[***]	[***]
Bio-Fort	[***]	[***]
IVCA ·	[***]	[***]
IVCB	[***]	[***]
Photon Fuel	[***]	[***]
Photon Clean	[***]	[***]
X-bioA	[***]	[***]
X-bio B	[***]	[***]
BRXA	[***]	[***]
BRX B	[***]	[***]
XLR8 CR	[***]	[***]
XLR8 N	[***]	[***]
XLR8 P	[***]	[***]
XLR8 K	[***]	[***]
XLR8 CA	[***]	[***]
XLR8 Silage	[***]	[***]
XLR8 Rumen	[***]	[***]
XLR8 Bio	[***]	[***]
Groundswell Multi-Feed A	[***]	[***]

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EXECUTED as an Agreement:

EXECUTED byVRM INTERNATIONAL	)
PTY LTD ACN 136 687 155 in accordance	)
with Section 127(1) of the Corporations	)	/s/ Kenneth Michael Bellamy
Act 2001:	)	Signature of Director
	)	KENNETH MICHAEL BELLAMY

EXECUTED by VRM GLOBAL	)
HOLDINGS PTY LTD ACN 603 353 933 in	)
accordance with Section 127(1) of the	)	/s/ Kenneth Michael Bellamy
Corporations Act 2001:	)	Signature of Director
	)	KENNETH MICHAEL BELLAMY

EXECUTED by The Sustainable Green	)
Team, Ltd, a Delaware Corporation:	)
	)	/s/ Anthony Raynor
	)	Signature of Director/Authorised Representative
	)	ANTHONY RAYNOR

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